SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   F O R M 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                 Date of Report
                                November 7, 1996



                          Abraxas Petroleum Corporation
             (Exact name of registrant as specified in its charter)


                                     Nevada
                 (State or other jurisdiction of incorporation)


  0-19118                                              74-2584033
(Commission File Number)           (I.R.S. Employer Identification Number)



                        500 N. Loop 1604 East, Suite 100
                            San Antonio, Texas 78232
                    (Address of principal executive offices)


               Registrant's telephone number, including area code:
                                 (210) 490-4788







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               Item 5.  OTHER EVENTS


        (a)On November 5, 1996, Abraxas Petroleum Corporation, announced that it has priced its private placement of $215,000,000 Senior Notes due 2004 at an annual interest rate of 11.5%. The net proceeds to the Company will be used for the repayment of all amounts outstanding under the Company's credit facility with Bankers Trust Company and ING (U.S.) Capital Corporation and to consummate the previously announced acquisitions of CGGS Canadian Gas Gathering Systems, Inc. and of the Portilla and Happy fields in Texas.




        The following exhibits are filed as part of this report:


NUMBER                                              DOCUMENT

99.1                                   Press Release dated November 5, 1996.




























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                                   SIGNATURES



        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



        ABRAXAS PETROLEUM CORPORATION



                                                   By:/s/ Chris Williford
                                                     --------------------------
                                                   Chris Williford
                                                   Executive Vice President
                                                   Chief Financial Officer




Dated: November 7, 1996

























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